Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CRYOPORT, INC.

Peter Berry and Gary Curtis Cannon certify that:

They are the CEO/President and Secretary, respectively, of CryoPort, Inc. as filed and recorded with the Secretary of State, State of Nevada on May 25, 1990, State of Nevada File Number C4643-1990.

Pursuant to Nevada Revised Statute NRS 78.403 which allows for amended and restated Articles of Incorporation in a single document, the Articles of Incorporation are amended and restated to read as follows:

I.

CORPORATE NAME

The name of this Corporation shall be CRYOPORT, INC.

II.

RESIDENT AGENT & REGISTERED OFFICE

The name of the registered Resident Agent in the State of Nevada shall be: CSC Services of Nevada, Inc., and the registered or statutory address of this Corporation in the State of Nevada shall be CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706. The Corporation may maintain an office in such other place within or without the State of Nevada as may be designated by the Board of Directors, or by the By-Laws of said Corporation.

III.

PURPOSE OF THE CORPORATION

The purpose of this Corporation is to engage in any lawful act or activity associated with for which a corporation may be organized under Nevada law other than the banking business, trust company business or the practice of any profession otherwise regulated under Nevada law. This Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Shareholders, outside the State of Nevada as well as within the State of Nevada.

IV.

CORPORATE POWERS

The powers of the Corporation shall include, but not be limited to the following:

(a) The power to exercise such rights, privileges and powers as may be conferred upon Corporations by any existing law when not inconsistent with the purposes and objects for which this Corporation is organized;

(b) The power to have succession by its corporate name for the period limited in its Articles of Incorporation, and when no period is limited, then perpetually or until dissolved and its affairs wound up according to Nevada law;

(c) The power to undertake legal actions including the power to litigate, submit to mediation or arbitration under the jurisdiction of any court of law or equity;

(d) The power to make contracts;

(e) The power to hold, purchase and convey real and personal property and to mortgage or lease any such real or personal property. Such power to hold real and personal property shall include the power to take the same by devise or bequest in the State of Nevada or in any other state, territory or country;

(f) The power to appoint such officers and agents, as the affairs of the Corporation shall require, and to allow them suitable compensation;

(g) The power to make By-Laws not inconsistent with the constitution or laws of the United States of America, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its Stockholders;

(h) The power to wind up and dissolve itself or to be wound up and dissolved;

(i) The power to adopt and use a common seal or stamp, and alter the same at its pleasure. The use of a seal or stamp on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document;

(j) The power to borrow funds and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges, franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased, or acquired, or for any other lawful object;

(k) The power of guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus or other property of fund(s);

(m) The power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States of America, the District of Columbia, and any foreign countries;

(n) The power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation, or any Amendments thereof, or necessary or incidental to the protection and benefit of the Corporation, and in general, to carry on any lawful business necessary or incidental to the attainment of the objects and purposes of the Corporation, whether or not such business is similar in nature to the objects set forth in the Articles of Incorporation of the Corporation or any Amendments thereof;

(o) The power to make donations for the public welfare or for charitable, scientific or educational purposes;

(p) The power to enter into Partnerships, (general or limited) or Joint Ventures, in connection with lawful activities.

V.

AUTHORIZED NUMBER OF SHARES

The total number of voting common stock authorized that may be issued by the Corporation is One and Twenty-Five Million (125,000,000) Shares of common stock with par value of $.001, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

VI.

BOARD OF DIRECTORS

The governing Board of this Corporation shall be known as Directors, and the number of Directors may from time-to-time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation, providing that the number of Directors shall not be reduced to fewer than one (1) or more than nine (9).

The names and addresses of the Board of Directors shall be five (5) in number as follows:

NAME	MAILING ADDRESS
Peter Berry	20382 Barents Sea Circle Lake Forest, CA 92630

Gary Curtis Cannon	11479 Tree Hollow Lane San Diego, CA 92128

Adam Michelin	11726 San Vicente Blvd., Suite 300 Los Angeles, CA 90049

Thomas Fischer	22196 Eagles Nest Court Murrieta, CA 92562

Stephen Scott	9355 Vervain Street San Diego, CA 92129

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this Corporation is expressly authorized:

(a) To make, alter, or amend the By-Laws of the Corporation;

(b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation;

(c) To designate one (1) or more Committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in a Resolution passed by a majority of the whole Board, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time-to-time by Resolution adopted by the Board of Directors;

VII.

HOLD HARMLESS CLAUSE

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this provision by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

VIII.

ASSESSMENTS

The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

IX.

AMENDMENTS

This Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

X.

DIRECTOR-INCORPORATOR

The name and postal address of the Incorporators signing the Amended and Restated Articles of Incorporation are as follows:

NAME	MAILING ADDRESS
Peter Berry	20382 Barents Sea Circle Lake Forest, CA 92630

Gary Curtis Cannon	11479 Tree Hollow Lane San Diego, CA 92128

XI.

VOTE OF STOCKHOLDERS

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of voting power, or such greater proportion of the voting power as may be require in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amended and Restated Articles of Incorporation is:

XII.

EXECUTION OF THE ARTICLES

We, the undersigned, being the Director-Incorporators herein named for the purpose of forming this Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 20th day of September, 2007.

/s/ Peter Berry
PETER BERRY

/s/ Gary C. Cannon
Gary Curtis Cannon

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation

CryoPort, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article V of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended to read as follows:

“V.

AUTHORIZED NUMBER OF SHARES

The aggregate number of shares which the Corporation shall have authority to issue shall consist of Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.001 per share.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 28,069,235

4. Effective date of filing: (optional)	10/29/09
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Larry G. Stambaugh
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Cryoport, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) shall be amended by inserting under new Article V. B. the following:

V.B.

The total number of shares of capital stock which the Corporation shall have authority to issue stall be as provided in Article V.A. above. Effective upon the filing of this Certificate of Amendment with the Secretary of State the State of Nevada (the “Effective Time”), every ten (10) issued and outstanding shares of common stock of the Corporation will without any further action be combined into and automatically become one (1) issued and outstanding share of common stock of the Corporation (the “Reverse Split”). All shares of common stock held by a stockholder that are so split will be aggregated subsequent to the Reverse Split. No scrip or fractional shares will be issued in connection with the Reverse Split and any fractional interest will be purchased by the Corporation for cash. Further, every right, option and warrant to acquire ten (10) shares of common stock of the Corporation outstanding immediately prior to the Effective Time will as of the Effective Time and without any further action automatically be converted into the right to acquire one (1) share of common stock of the Corporation upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately increased).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59.97%.

4. Effective date of filing: (optional)	February 5, 2010 – 12:01 a.m.
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Larry G. Stambaugh
Signature of Officer

*	if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CryoPort, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) shall be amended by replacing Article V. in its entirety with Article V.A. and inserting under Article V.A. the following:

V.A.

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001. The total number of common stock authorized that may be issued by the Corporation is Two Hundred Fifty Million (250,000,000). The second class of stock shall be preferred stock, par value $0.001. The total number of preferred stock authorized that may be issued by the Corporation is Two Million Five Hundred Thousand (2,500,000). The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 56.3%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Larry G. Stambaugh
Signature of Officer

*	if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.